EXHIBIT 10.36

     ASSUMPTION AGREEMENT AND RELEASE, dated as of July 31, 1996, made by PANDA INTERHOLDING CORPORATION, a Delaware corporation
("Panda"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a New
York corporation ("GE Captial"), and FLEET NATIONAL BANK, a national banking association, formerly known as Shawmut Bank Connecticut, National Association, as Security Agent under the Security Deposit Agreement (the "Security Agent") for the benefit of GE Capital and the Owner Trustee, in connection with the Construction Loan Agreement and Lease Commitment, dated as of March 30, 1995 (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitialzed terms used herein and not otherwise defined having the meanings set forth in the Loan Agreement) among Panda-Brandywine, L.P., a Delaware limited partnership (the "Partnership"), Panda Brandywine Corporation, a Delaware corporation, and GE Capital, and the other Transaction Documents.

                   W I T N E S S E T H:

     WHEREAS, pursuant to the Loan Agreement GE Capital has agreed to
(a) provide construction financing for the Project, (b) issue the Lettes of Credit as collateral security for certain obligations of the Partnership under the Power Purchase Agreement, (c) acting through the Owner Trustee, lease the Site from the Partnership and sublease the Site back to the Partnership, (d) upon completion of the Project, acting through the Owner Trustee, purchase the Facility from the Partnership and lease the Facility back to the Partnership, and (e) upon completion of the Project, make Equity Loans to the Partnership or the Partners, subject to and upon the terms and conditions set forth in the Loan Agreement and the other Transaction Documents;

      WHEREAS, on October 27, 1995, Panda Holdings, Inc., a Delaware corporation ("Holdings"), merged with and into Panda Energy Corporation, a Texas corporation ("PEC") (the "Merger"), and pursuant to the Merger and the Assumption Agreement dated as of October 27, 1995 made by PEC in favor of GE Capital and the Security Agent, PEC assumed and succeeded to all of Holdings' rights, obligations and liabilities, including, without limiation, Holdings' rights, obligations and liabilities under the Loan Agreement, the Stock Pledge Agreement and the other Transaction Documents to which Holdings was a party;

      WHEREAS, PEC desires to assign and transfer to Panda, its direct wholly-owned subsidiary, 100% of the capital stock of the General Partner, the Limited Partner and Brandywine Water Company, and its rights, obligations and liabilities under the Loan Agreement, the Stock Pledge Agreement and the other Transaction Documents to which PEC is a party (the "Transfer"); and

      WHEREAS, the Security Agent and GE Capital are willing to agree to the Transfer on the condition that Panda execute and deliver this agreement to assume all of PEC's rights, obligations and liabilities under the Transaction Documents, other than the obligations imposed on PEC pursuant to Amendment No. 2 thereto.

      NOW, THEREFORE, in consideration of the premises and covenants contained herein Panda hereby agrees with the GE Capital and the Security Agent as follows:

      1. Assumption. Panda hereby assumes all obligations and liabilities of, and succeeds to the rights of, PEC under the Loan Agreement, the Stock Pledge Agreement, as amended (other than those obligations imposed on PEC pursuant to Amendment No. 2 to the Stock Pledge Agreement), and each of the other Transaction Documents and hereby joins in the Transaction Documents to which PEC is a party for the purpose of agreeing to (a) be bound by all covenants and agreements attributable to PEC under the Transaction Documents,
(b) perform all obligations required of PEC under the Transaction Documents and
(c) grant the Liens provided for in the Collateral Security Documents to which PEC is a party. Without limiting the foregoing, Panda hereby (i) makes each of the representations and warranties made by PEC in or pursuant to the Transaction Documents on and as of the date hereof, after giving effect to the Assignment and Transfer and (ii) hereby confirms and ratifies the grant of Liens and security interests by PEC to the Security Agent, for the benefit of GE Capital and the Owner Trustee, pursuant to the Collateral Security Documents.

      2. Further Assurances. Panda hereby further agrees to execute such other documents, make such filings and to take such other actions as GE Capital and the Security Agent may reasonably request from time to time in connection with the Assignment and Transfer and the assumption of the obligations and liabilities of PEC under the Loan Agreement and the other Transaction Documents pursuant to this Assumption Agreement and Release.

      3. Release. From and after the execution and delivery of Amendment No. 2 to the Stock Pledge Agreement and the consummation of the Transfer, the Security Agent, GE Capital and the Owner Trustee hereby release and forever discharge PEC from any and all further liabilities and obligations of the Pledgor under the Stock Pledge Agreement (except with respect to the period occurring prior to the execution and delivery of Amendment No. 2 to the Stock Pledge Agreement and the consummation of the Transfer) and provided that the foregoing shall not limit any other obliations of PEC in any other capacity under the Stock Pledge Agreement (including pursuant to Section 8(g) thereof).

      4. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdicition.

      5. Amendments. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Panda and GE Capital and the Security Agent.

      6. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      7. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Security Agent, GE Capital and the Owner Trustee.

      8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      9. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                    PANDA INTERHOLDING CORPORATION


                                    By:  /s/  James D. Wright
                                    Title:

Agreed to and accepted:

GENERAL ELECTRIC CAPITAL CORPORATION


By:  /s/  Michael J. Tzayrolis
Title:  Manager of Operations


FLEET NATIONAL BANK,
  as Security Agent


By:  /s/  K. Larimore
Title:  Assistant Vice President